EXHIBIT 99.1
- PRESS RELEASE -

White Mountains to Sell Bamboo to CVC

HAMILTON, Bermuda, October 3, 2025 /PRNewswire/ -- White Mountains Insurance Group, Ltd. (NYSE: WTM) (“White Mountains”) announced today that it has signed a definitive agreement to sell a controlling interest in Bamboo, a data-enabled insurance distribution platform providing homeowners’ insurance and related products to the residential property market in California and Texas, to funds advised by CVC Capital Partners ("CVC"). The transaction values Bamboo at $1.75 billion.

White Mountains expects the transaction will result in a gain of approximately $310 to its book value per share and net cash proceeds of approximately $840 million. White Mountains will retain an approximately 15% fully-diluted equity stake in Bamboo post-closing, valued at $250 million based on the transaction.

“It has been our privilege to partner with Bamboo. Its rapid growth is a testament to the value and innovation it is bringing to the homeowners’ insurance market,” said Manning Rountree, Chief Executive Officer of White Mountains. “This transaction is a win-win for both White Mountains shareholders and Bamboo management and employees. We want to thank John and the entire Bamboo team for all of their hard work, and we look forward to continued partnership with them and CVC,” added Liam Caffrey, President and Chief Financial Officer of White Mountains.

“We are extremely gratified by the success of Bamboo during our ownership. This is a prime example of our approach to partnering with highly talented management teams in the insurance sector and supporting them with value-added resources and expertise to drive superior results for all stakeholders. We look forward to working with our new partners at CVC to support Bamboo’s next chapter of growth,” added Chris Delehanty, Head of M&A of White Mountains.

“We thank the White Mountains team for their valuable guidance and support throughout our partnership. They have been instrumental in making our vision a reality,” said John Chu, Chief Executive Officer of Bamboo. “This milestone represents the result of years of dedication and hard work by the entire Bamboo team and was only achieved with the support and confidence of our valued partners. We could not be happier with the outcome. While I’m incredibly proud of the growth we’ve achieved while staying true to our client-first values, we’re still in the early innings. We are thrilled to welcome CVC on as our new majority capital partner alongside White Mountains as we embark on the next phase of Bamboo’s growth journey.”

“Bamboo is a one of a kind asset, deploying differentiated technology, speed and underwriting to serve the insurance needs of homeowners in California and Texas,” said Daniel Brand, Partner at CVC. Lorne Somerville, Managing Partner and Co-Head of CVC US added, “We believe Bamboo’s mix of high growth, recurring revenue and value to its partners make it an optimal fit for CVC’s US portfolio.”

The transaction is expected to close by the end of the fourth quarter of 2025. The closing is subject to regulatory approvals and other customary closing conditions. The closing is not subject to a financing condition.

White Mountains will file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of terms and conditions of the proposed transaction.

Evercore Group L.L.C. acted as lead financial advisor, Piper Sandler & Co. acted as financial advisor, and Cravath, Swaine & Moore LLP served as legal counsel to White Mountains and Bamboo. Willkie Farr & Gallagher acted as legal advisor to Bamboo management. Latham & Watkins LLP acted as legal advisor to CVC.

About Bamboo

Bamboo is a capital-light, tech- and data-enabled insurance distribution platform providing homeowners’ insurance and related products to the residential property market in California and Texas. Bamboo operates primarily through its full-service MGA business, where the company manages all aspects of the placement process on behalf of its fronting and reinsurance partners – including product development, marketing, underwriting, policy issuance and claims oversight – and earns commissions based on the volume and profitability of the insurance that it places. It offers both admitted and non-admitted products. Bamboo also operates two separate but integrated businesses: (i) a retail agency, offering ancillary products (e.g., flood, earthquake) on behalf of third parties and (ii) a captive reinsurer that participates in the underwriting risk of Bamboo’s MGA programs to align interests with reinsurance partners.

About White Mountains

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company's website located at www.whitemountains.com.

About CVC

CVC is a leading global private markets manager with a network of 30 office locations throughout EMEA, the Americas, and Asia, with approximately €200 billion of assets under management. CVC has seven complementary strategies across private equity, secondaries, credit and infrastructure, for which CVC funds have secured commitments of over €243 billion from some of the world's leading pension funds and other institutional investors. Funds managed or advised by CVC’s private equity strategy are invested in approximately 150+ companies worldwide, which have combined annual sales of over €165 billion and employ nearly 600,000 people. For further information about CVC please visit: https://www.cvc.com/. Follow us on LinkedIn.

Media Contacts

For White Mountains:
Rob Seelig
+1 (603) 640-2212
ir@whitemountains.com

For CVC:
Nick Board
+ 44 203 906 9700
nboard@cvc.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this press release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:
▪change in book value per share or return on equity;
▪business strategy;
▪financial and operating targets or plans;
▪incurred loss and LAE and the adequacy of its loss and LAE reserves and related reinsurance;
▪projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
▪expansion and growth of its business and operations; and
▪future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:
▪the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2024 Annual Report on Form 10-K;
▪claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornados, tsunamis, severe weather, public health crises, terrorist attacks, was and war-like actions, explosions, infrastructure failures or cyber-attacks;
▪recorded loss reserves subsequently proving to have been inadequate;
▪the market value of White Mountains’s investment in MediaAlpha;
▪business opportunities (or lack thereof) that may be presented to it and pursued;
▪actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
▪the continued availability of capital and financing;
▪the continued availability of fronting and reinsurance capacity;
▪deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease and corresponding mitigation efforts;
▪competitive forces, including the conduct of other insurers;
▪changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
▪other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.